EXHIBIT 2.2



                    ARRANGEMENT AGREEMENT AMENDING AGREEMENT


     THIS AGREEMENT made as of April 23, 2002.

B E T W E E N:

                        TRIZEC HAHN CORPORATION, a corporation
                        governed by the Business Corporations Act
                        (Ontario)

                        (hereinafter, "TrizecHahn"),

                                       and

                        TRIZEC CANADA INC., a corporation governed by the Canada Business Corporations Act

                        (hereinafter, "Trizec Canada"),

                                       and

                        4007069 CANADA INC., a corporation governed by the Canada Business Corporations Act

                        (hereinafter, "Trizec Subco"),

                                       and

                        TRIZEC PROPERTIES, INC., a corporation
                        governed by the Delaware General Corporation
                        Law

                        (hereinafter, "Trizec Properties").

     WHEREAS TrizecHahn, Trizec Canada, Trizec Subco and Trizec Properties (collectively, the "Parties") are party to an arrangement agreement (the "Arrangement Agreement") made as of March 8, 2002;

     AND WHEREAS pursuant to section 3.1(e) of the Arrangement Agreement each of the Parties covenanted to co-operate in making such amendments to the Arrangement Agreement (including the Plan of Arrangement (as that term is defined in the Arrangement Agreement)) as may be necessary to implement the Plan of Arrangement or as may be reasonably desired by any Party to enable it to carry out transactions deemed advantageous by it;

     AND WHEREAS TrizecHahn has determined that it would be desirable to amend the Plan of Arrangement to permit Holdcos (as that term is defined in the Plan of Arrangement) to be incorporated under the Canada Business Corporations Act;


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                                      - 2 -


     AND WHEREAS it is desirable to make certain minor typographical amendments to the Plan of Arrangement;

     AND WHEREAS pursuant to section 6.1 of the Arrangement Agreement amendments to the Arrangement Agreement (including the Plan of Arrangement) must be agreed to in writing by each of the Parties;

     NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises and the covenants and agreements herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by each of the Parties to the others, the Parties covenant and agree as follows:

                                    ARTICLE 1

                                 INTERPRETATION

1.1  Definitions

     In this Agreement, unless something in the subject matter or context is inconsistent therewith:

     (a) "Amended and Restated Plan of Arrangement" means the amended and restated plan of arrangement set out as Appendix I hereto as the same may be amended or varied from time to time in accordance with the terms of the Arrangement Agreement; and

     (b) all other terms used but not defined herein have the meanings ascribed thereto in the Arrangement Agreement.

1.2  Appendices

     The following appendix is attached to this Agreement and forms part hereof:

     Appendix I - Amended and Restated Plan of Arrangement.

1.3  Construction

     In this Agreement, unless otherwise expressly stated or the context otherwise requires:

     (a) references to "herein", "hereby", "hereunder", "hereof" and similar expressions are references to this Agreement and not to any particular Article, Section or Appendix;

     (b) references to an "Article", "Section" or "Appendix" are references to an article, section or appendix of or to this Agreement;

     (c) words importing the singular shall include the plural and vice versa, words importing gender shall include the masculine, feminine and neuter genders, and


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                                      - 3 -


          references to a "person" or "persons" shall include individuals, corporations, partnerships, associations, bodies politic and other entities, all as may be applicable in the context;

     (d) the use of headings is for convenience of reference only and shall not affect the construction or interpretation hereof;

     (e) the word "including", when following any general term or statement, is not to be construed as limiting the general term or statement to the specific items or matters set forth or to similar items or matters, but as referring to all other items or matters that could reasonably fall within the broadest possible scope of the general term or statement; and

     (f) a reference to a statute or code includes every regulation made pursuant thereto, all amendments to the statute or code or to any such regulation in force from time to time, and any statute, code or regulation which supplements or supersedes such statute, code or regulation.

                                    ARTICLE 2

                    AMENDED AND RESTATED PLAN OF ARRANGEMENT

2.1  Amendment

     The Arrangement Agreement is hereby amended by deleting the Plan of Arrangement as set out in Appendix I thereto the substituting therefore the Amended and Restated Plan of Arrangement.

2.2  References to the Plan of Arrangement

     Any reference to the Plan of Arrangement made in any documents delivered pursuant to the Arrangement Agreement or in connection therewith shall be deemed to refer to the Amended and Restated Plan of Arrangement.

2.3  Confirmation of Arrangement Agreement

     The Arrangement Agreement, as amended by this Agreement, shall continue in full force and effect and is hereby confirmed.

                                    ARTICLE 3

                                     GENERAL

3.1  Binding Effect

     This Agreement shall be binding upon and shall enure to the benefit of the Parties hereto and their respective successors.


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                                      - 4 -


3.2  Governing Law

     This Agreement shall governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract.

3.3  Counterparts

     This Agreement and any amendment, supplement or restatement thereof may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

     IN WITNESS WHEREOF the Parties hereto have executed this Agreement.

                                      TRIZEC HAHN CORPORATION


                                      by      /s/  Robin A. Campbell
                                         ---------------------------------------


                                      by      /s/  Luigi Favit
                                         ---------------------------------------


                                      TRIZEC CANADA INC.


                                      by      /s/  Robert B. Wickham
                                         ---------------------------------------


                                      4007069 CANADA INC.


                                      by    /s/    Robin A. Campbell
                                         ---------------------------------------


                                      TRIZEC PROPERTIES, INC.


                                      by    /s/    Robin A. Campbell
                                         ---------------------------------------

                                   APPENDIX I

                              AMENDED AND RESTATED
                      PLAN OF ARRANGEMENT UNDER SECTION 182
                   OF THE BUSINESS CORPORATIONS ACT (ONTARIO)

                                    ARTICLE 1
                                 INTERPRETATION

1.1  Definitions

     In this Plan of Arrangement, unless something in the subject matter or context is inconsistent therewith:

"1987 SOP" means the TrizecHahn Amended and Restated 1987 Stock Option Plan;

"Arrangement" means the proposed arrangement under the provisions of section 182 of the OBCA, on and subject to the terms and conditions set forth in this Plan of Arrangement and any amendments hereto;

"Available Number of Trizec Properties Shares" means the difference between (i) the Number of Trizec Subco Trizec Properties Shares and (ii) the aggregate number of TrizecHahn Shares held by Dissenting Shareholders immediately before the Effective Time;

"Business Day" means a day, other than a Saturday or Sunday, on which the Toronto Stock Exchange is open for trading;

"Canadian Resident" means a partnership or a person who is a resident of Canada for purposes of the Tax Act and who has so certified in the Share Election Form but does not include (i) a partnership that is not a "Canadian partnership" as defined in the Tax Act or (ii) a trust unless the trust is a resident of Canada for purposes of the Tax Act and the interests in such trust of beneficiaries who are Canadian Residents have an aggregate value equal to or greater than 95% of the value of the interests of all beneficiaries in the trust;

"CBCA" means the Canada Business Corporations Act, as amended;

"Circular" means the Management Information Circular of TrizecHahn dated March 13, 2002 relating to the Arrangement;

"Custodian" means Mellon Investor Services LLC, in its capacity as custodian under the Exchange Certificate Agreement;

"Director" means the person appointed as the Director under the OBCA;

"Dissent Rights" means the right of a TrizecHahn SVS Shareholder to dissent in respect of the Arrangement pursuant to the procedures set forth in section 185 of the OBCA as modified by Section 3.1;


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                                       -2-


"Dissenting Shareholder" means a TrizecHahn SVS Shareholder who exercises such holder's Dissent Rights;

"Effective Date" means the effective date of the Arrangement, being the date of effectiveness of the certificate of arrangement to be issued by the Director under the OBCA giving effect to the Arrangement;

"Effective Time" means the earliest moment on the Effective Date;

"Election Deadline" means 5:00 p.m. (Toronto time) on April 23, 2002, or in the case of any postponement(s) or adjournment(s) of the Meeting, 5:00 p.m. (Toronto time) on that date on which the adjourned Meeting is reconvened or the postponed Meeting is convened;

"Eligible Shareholder" means (a) a TrizecHahn Shareholder who is (i) resident in Canada for purposes of the Tax Act and not exempt from tax thereunder, (ii) a non-resident of Canada for purposes of the Tax Act to whom the TrizecHahn SVS are "taxable Canadian property" and not "treaty protected property" (as those terms are defined in the Tax Act) or (iii) a partnership if one or more of its members would be described in (i) or (ii) if such member held the partnership's TrizecHahn SVS directly, or (b) a Holdco Shareholder;

"Exchange Certificate" means a certificate delivered to a holder of a share of Trizec Properties Common Stock who is not, or has not certified that it is, a Qualifying U.S. Person evidencing the ownership of a share of Trizec Properties Common Stock by such person, subject to the terms and conditions set out in the Exchange Certificate Agreement;

"Exchange Certificate Agreement" means the custody agreement to be entered into between Trizec Properties and the Custodian and all owners and beneficial owners, from time to time, of Exchange Certificates, pursuant to which, among other things, each such holder agrees that the shares of Trizec Properties Common Stock transferred to it pursuant to Section 2.2(a)(v) will be held by the Custodian on such holder's behalf on the terms and conditions provided for in such agreement;

"Holdco" has the meaning ascribed to such term in Section 2.4(a);

"Holdco Agreement" means a share purchase agreement relating to the acquisition of a particular Holdco among all of the Holdco Shareholders of such Holdco, Trizec Canada and Trizec Subco providing for the acquisition of all issued and outstanding Holdco Shares of such Holdco in accordance with Section 2.4(b) and containing such representations and warranties, terms and conditions and indemnities as Trizec Canada and Trizec Subco may reasonably request in connection therewith, including, without limitation, the representations and warranties, terms and conditions and indemnities set out in Appendix 1;

"Holdco Election" has the meaning ascribed to such term in Section 2.4(a);

"Holdco Election Deadline" means 5:00 p.m. (Toronto time) on April 15, 2002, or in the case of any postponement(s) or adjournment(s) of the Meeting, 5:00 p.m. (Toronto time) on that date which is five business days prior to the date the adjourned Meeting is reconvened or the postponed Meeting is convened;


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                                       -3-


"Holdco Share" means a common share in the capital of a Holdco;

"Holdco Shareholder" has the meaning ascribed to such term in Section 2.4(a);

"Meeting" means the meeting of TrizecHahn Shareholders called for April 23, 2002, and any adjournment(s) or postponement(s) thereof, to be held for the purpose of considering, and if considered advisable, approving the Arrangement;

"MVS Security" means a Holdco Share of a particular Holdco where the only asset of such Holdco is TrizecHahn MVS, or a TrizecHahn MVS held by any person other than such a Holdco;

"Number of Trizec Canada SVS" means the result obtained by (i) subtracting the sum of the Number of Trizec Subco Trizec Properties Shares and the number of TrizecHahn MVS outstanding immediately before the Effective Time from (ii) the number of TrizecHahn Shares outstanding immediately before the Effective Time;

"Number of Trizec Subco Trizec Properties Shares" means that number of outstanding shares of Trizec Properties Common Stock held by Trizec Subco immediately before the Effective Time, which is estimated to be 60% of the aggregate of the then issued and outstanding number of TrizecHahn Shares [actual number to be determined immediately prior to Effective Date];

"OBCA" means the Business Corporations Act (Ontario), as amended;

"Plan of Arrangement" means this plan of arrangement as the same may be amended from time to time;

"Qualifying U.S. Person" means a person who has satisfied the conditions set out in Annex M to the Circular and has so certified in the Share Election Form;

"Share Election Form" means the letter of transmittal and share election form accompanying the Circular pursuant to which, inter alia, a TrizecHahn Shareholder makes elections with respect to its TrizecHahn Shares and represents certain other matters;

"Tax Act" means the Income Tax Act (Canada), as amended;

"Tax Deferral Election" means an election to exchange Trizec Canada Elected Shares or Trizec Properties Elected Shares that, by virtue of Section 2.3, are not Trizec Properties Exchanged Shares with Trizec Canada made in the Share Election Form by an Eligible Shareholder;

"Trizec Canada" means Trizec Canada Inc., a corporation existing under the CBCA;

"Trizec Canada Elected Share" means a TrizecHahn SVS or a Holdco Share, the holder of which is an Eligible Shareholder who has validly elected in the Share Election Form or Holdco Agreement, as applicable, to exchange such TrizecHahn SVS or Holdco Share with Trizec Canada for a Trizec Canada SVS;

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                                       -4-


"Trizec Canada Exchanged Share" means a TrizecHahn SVS or a Holdco Share exchanged with Trizec Canada for a Trizec Canada SVS pursuant to Section 2.2(a)(ii), as determined in accordance with Section 2.3;

"Trizec Canada MVS" means the multiple voting shares in the capital of Trizec Canada;

"Trizec Canada Option" means an option to purchase Trizec Canada SVS governed by the Trizec Canada SOP and issued in replacement of a TrizecHahn Option pursuant to Section 2.2(b);

"Trizec Canada Shares" means, collectively, the Trizec Canada SVS and Trizec Canada MVS;

"Trizec Canada SOP" means the stock option plan adopted by Trizec Canada in accordance with section 3.3(c) of the Arrangement Agreement;

"Trizec Canada SVS" means the subordinate voting shares in the capital of Trizec Canada;

"Trizec Properties" means Trizec Properties, Inc., a corporation governed by the laws of the State of Delaware;

"Trizec Properties Common Stock" means the common stock of Trizec Properties;

"Trizec Properties Elected Share" means a TrizecHahn SVS which the holder has validly elected in the Share Election Form to exchange with Trizec Subco for a share of Trizec Properties Common Stock;

"Trizec Properties Exchanged Share" means a TrizecHahn SVS or a Holdco Share exchanged with Trizec Subco for a share of Trizec Properties Common Stock pursuant to Section 2.2(a)(v), as determined in accordance with Section 2.3;

"Trizec Properties Option" means an option to purchase Trizec Properties Common Stock governed by the Trizec Properties SOP and issued in replacement of a TrizecHahn Option pursuant to Section 2.2(b);

"Trizec Properties SOP" means the Trizec Properties, Inc. 2002 Stock Option Plan adopted by Trizec Properties on February 8, 2002, to be effective as of the Effective Date;

"Trizec Properties Warrant" means a warrant to purchase a share of Trizec Properties Common Stock issued in replacement of, or in connection with the replacement of, a TrizecHahn Option pursuant to Section 2.2(b);

"Trizec Subco" means 4007069 Canada Inc., a corporation existing under the CBCA and a wholly-owned subsidiary of Trizec Canada;

"Trizec Subco Common Shares" means common shares in the capital of Trizec Subco;

"Trizec Subco Elected Share" means a TrizecHahn SVS or a Holdco Share which the holder has validly elected (or is deemed to have elected) in the Share Election Form or Holdco Agreement, as applicable, to exchange with Trizec Subco for a Trizec Canada SVS;

"Trizec Subco Exchanged Share" means a TrizecHahn SVS or a Holdco Share exchanged with Trizec Subco for a Trizec Canada SVS pursuant to Section 2.2(a)(iii), as determined in accordance with Section 2.3;

"TrizecHahn" means Trizec Hahn Corporation, a corporation governed by the OBCA;

"TrizecHahn MVS" means the multiple voting shares in the capital of TrizecHahn;

"TrizecHahn Option" means an option to purchase TrizecHahn SVS granted by TrizecHahn pursuant to the 1987 SOP and outstanding immediately prior to the Effective Time;

"TrizecHahn Shareholder" means a holder of TrizecHahn Shares;

"TrizecHahn Shares" means, collectively, the TrizecHahn SVS and TrizecHahn MVS;

"TrizecHahn SVS" means the subordinate voting shares in the capital of TrizecHahn; and

"TrizecHahn SVS Shareholder" means a holder of TrizecHahn SVS.

1.2  Construction

     In this Plan of Arrangement, unless otherwise expressly stated or the context otherwise requires:

     (a) reference to "herein", "hereby", "hereunder", "hereof" and similar expressions are references to this Plan of Arrangement and not to any particular Article, Section or Appendix;

     (b) references to an "Article", "Section" or "Appendix" are references to an Article or Section of or Appendix to this Plan of Arrangement;

     (c) words importing the singular shall include the plural and vice versa, words importing gender shall include the masculine, feminine and neuter genders, and references to a "person" or "persons" shall include individuals, corporations, partnerships, associations, bodies politic and other entities, all as may be applicable in the context;

     (d) the use of headings is for convenience of reference only and shall not affect the construction or interpretation hereof;

     (e) the word "including", when following any general term or statement, is not to be construed as limiting the general term or statement to the specific items or matters set forth or to similar items or matters, but as referring to all other items or matters that could reasonably fall within the broadest possible scope of the general term or statement; and

     (f) a reference to a statute or code includes every regulation made pursuant thereto, all amendments to the statute or code or to any such regulation in force from time to time, and any statute, code or regulation which supplements or supersedes such statute, code or any such regulation.

1.3  Currency

     All references to currency herein are to lawful money of the United States unless otherwise specified.

                                   ARTICLE 2
                                 THE ARRANGEMENT

2.1  Arrangement

     This Plan of Arrangement is made pursuant to, and constitutes an arrangement as referred to in, Section 182 of the OBCA.

2.2  Arrangement Transactions

     Commencing at the Effective Time the following shall occur and be deemed to occur in the following order without any further act or formality, with the transactions or events described in each paragraph being deemed to occur immediately after the occurrence of the transactions or events in the immediately preceding paragraph:

     (a)  Simultaneously:

          (i) each holder of MVS Securities will transfer such MVS Securities to Trizec Canada and Trizec Canada will issue one Trizec Canada MVS to such holder in exchange for each such MVS Security transferred to it by such holder pursuant to this Section 2.2(a)(i);

          (ii) each holder of Trizec Canada Exchanged Shares will transfer such shares to Trizec Canada and Trizec Canada will issue one Trizec Canada SVS to such holder in exchange for each Trizec Canada Exchanged Share transferred to Trizec Canada by such holder pursuant to this Section 2.2(a)(ii);

         (iii) each holder of Trizec Subco Exchanged Shares will transfer such shares to Trizec Subco and Trizec Canada, on behalf of Trizec Subco, will deliver one Trizec Canada SVS to such holder in exchange for each Trizec Subco Exchanged Share transferred to it by such holder pursuant to this Section 2.2(a)(iii);


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                                       -7-


          (iv) in consideration for the issuance by Trizec Canada of that number of Trizec Canada SVS as is equal to the number of Trizec Subco Exchanged Shares, Trizec Subco will issue to Trizec Canada an equal number of Trizec Subco Common Shares; and

          (v) each holder of Trizec Properties Exchanged Shares will transfer such shares to Trizec Subco and Trizec Subco will transfer one share of Trizec Properties Common Stock to such holder in exchange for each Trizec Properties Exchanged Share transferred to it by such holder pursuant to this Section 2.2(a)(v); provided that, if a holder of Trizec Properties Exchanged Shares is not a Qualifying U.S. Person such person will acquire its shares of Trizec Properties Common Stock subject to the terms of the Exchange Certificate Agreement and, in furtherance thereof, Trizec Subco will deliver the shares of Trizec Properties Common Stock to which such holder is entitled pursuant to this Section 2.2(a)(v) to the Custodian and the Custodian will deliver that number of Exchange Certificates as is equal to the number of shares of Trizec Properties Common Stock delivered to the Custodian.

     (b) Each TrizecHahn Option will be cancelled (each such TrizecHahn Option referred to hereinafter as the "cancelled TrizecHahn Option") and Trizec Canada, TrizecHahn or Trizec Properties, as applicable, will issue or cause to be delivered, in replacement of each cancelled TrizecHahn Option, one Trizec Canada Option, one Trizec Properties Option or one Trizec Properties Warrant, as determined by the compensation committee of the board of directors of TrizecHahn.

2.3  Pro ration

     The number of Trizec Properties Exchanged Shares shall equal the Available Number of Trizec Properties Shares. Accordingly, the number of Trizec Properties Exchanged Shares, Trizec Subco Exchanged Shares and Trizec Canada Exchanged Shares shall be determined as follows:

     (a) If the Available Number of Trizec Properties Shares is equal to or less than the aggregate number of Trizec Properties Elected Shares of Qualifying U.S. Persons, then (i) the number of Trizec Properties Exchanged Shares of each TrizecHahn Shareholder who is not a Qualifying U.S. Person will be zero and each TrizecHahn SVS held by such a TrizecHahn Shareholder (other than a Dissenting Shareholder) shall be a Trizec Canada Exchanged Share where the holder has validly made a Tax Deferral Election and a Trizec Subco Exchanged Share where the holder has not done so, and (ii) the number of Trizec Properties Exchanged Shares of each TrizecHahn Shareholder who is a Qualifying U.S. Person shall be the number determined in accordance with the following formula:

                                 B
                            A x ---
                                 C


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                                       -8-


          Where:

              A   =    the Available Number of Trizec Properties Shares;

              B   =    the number of Trizec Properties Elected Shares of the
                       particular Qualifying U.S. Person; and

              C   =    the aggregate number of Trizec Properties Elected Shares
                       of all Qualifying U.S. Persons,

          and each other TrizecHahn Share held by such Qualifying U.S. Persons shall be a Trizec Canada Exchanged Share where the holder has validly made a Tax Deferral Election and a Trizec Subco Exchanged Share where the holder has not done so.

     (b) If the Available Number of Trizec Properties Shares exceeds the aggregate number of Trizec Properties Elected Shares of Qualifying U.S. Persons but is less than the aggregate number of Trizec Properties Elected Shares of all TrizecHahn Shareholders, then (i) each Qualifying U.S. Person's Trizec Properties Elected Shares shall be Trizec Properties Exchanged Shares and (ii) subject to Section 2.3(d), the number of Trizec Properties Exchanged Shares of each TrizecHahn Shareholder other than a Qualifying U.S. Person shall be the number determined in accordance with the following formula:

                                        C
                               (A-B) x ---
                                        D

          Where:

             A   =    the Available Number of Trizec Properties Shares;

             B   =    the aggregate number of Trizec Properties Elected Shares
                      held by Qualifying U.S. Persons;

             C   =    the number of Trizec Properties Elected Shares of the
                      particular TrizecHahn Shareholder; and

             D   =    the aggregate number of Trizec Properties Elected Shares
                      of all TrizecHahn Shareholders other than Qualifying U.S.
                      Persons,

          and each other TrizecHahn Share held by such a TrizecHahn Shareholder (other than a Dissenting Shareholder) shall be a Trizec Canada Exchanged Share where the holder has validly made a Tax Deferral Election and a Trizec Subco Exchanged Share where the holder has not done so.

     (c) If the Available Number of Trizec Properties Shares exceeds the number of Trizec Properties Elected Shares, then, subject to Section 2.3(d),
          (i) each Trizec Properties Elected Share shall be a Trizec Properties Exchanged Share; (ii) the number of Trizec Canada Exchanged Shares of each TrizecHahn Shareholder or Holdco Shareholder shall be the number determined in accordance with the following formula:

                                    B
                               A x ---
                                    C



          Where:

              A   =    the Number of Trizec Canada SVS;

              B   =    the number of Trizec Canada Elected Shares
                       of the particular TrizecHahn Shareholder or Holdco Shareholder; and

              C   =    the aggregate number of Trizec Canada
                       Elected Shares and Trizec Subco Elected
                       Shares of all TrizecHahn Shareholders and Holdco Shareholders,

          and (iii) the number of Trizec Subco Exchanged Shares of each TrizecHahn Shareholder or Holdco Shareholder shall be the number determined in accordance with the following formula:

                                     B
                                A x ---
                                     C

          Where:

              A   =    the Number of Trizec Canada SVS;

              B   =    the number of Trizec Subco Elected Shares
                       of the particular TrizecHahn Shareholder or Holdco Shareholder; and

              C   =    the aggregate number of Trizec Subco
                       Elected Shares and Trizec Canada Elected
                       Shares of all TrizecHahn Shareholders and Holdco Shareholders,

          and each other TrizecHahn Share or Holdco Share held by a TrizecHahn Shareholder or Holdco Shareholder (other than a Dissenting Shareholder) shall be deemed to be a Trizec Properties Exchanged Share.

     (d)  Where, but for this Section 2.3(d), following the application of
          Section 2.3(b) or (c) the number of Trizec Canada Constrained Shares that would be held by persons or partnerships other than Canadian Residents (in this Section, the "Initial Non-Canadian Shares"), would be more than the Maximum Aggregate Holdings and Canadian Residents would, but for this Section 2.3(d), have Trizec Properties Exchanged Shares in a number determined pursuant to Section 2.3(b) or (c), then:


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                                      -10-


          (i) the number of Trizec Properties Exchanged Shares of each Canadian Resident (other than a Dissenting Shareholder) as determined without regard to this Section 2.3(d) shall be reduced by the number determined by the formula:

                             B
                        A x ---
                             C

               Where:

                  A   =   the difference between (x) the number of Initial
                          Non-Canadian Shares and (y) the Maximum Aggregate
                          Holdings on the Effective Date;

                  B   =   the number of such Canadian Resident's Trizec
                          Properties Exchanged Shares, determined without reference to this Section 2.3(d); and

                  C   =   the aggregate number of Trizec Properties Exchanged
                          Shares of all Canadian Residents, determined without reference to this Section 2.3(d);

          (ii) the number of each such Canadian Resident's Trizec Subco Exchanged Shares, or, where such Canadian Resident has validly made a Tax Deferral Election, Trizec Canada Exchanged Shares, shall be the total of (x) the number of such shares as determined without regard to this Section 2.3(d) and (y) the number by which the number of such Canadian Resident's Trizec Properties Exchanged Shares is reduced pursuant to
                 Section 2.3(d)(i);

          (iii) the number of Trizec Properties Exchanged Shares of each TrizecHahn Shareholder (other than a Dissenting Shareholder) who is not a Canadian Resident as determined without regard to this Section 2.3(d) shall be increased by the number determined by the formula:

                                 B
                            A x ---
                                 C

               Where:

                  A = the difference between (x) the number of Initial Non-Canadian Shares and (y) the Maximum Aggregate Holdings on the Effective Date;

                  B = the number of such TrizecHahn Shareholder's Trizec Canada Exchanged Shares or Trizec Subco Exchanged

                         Shares, determined without reference to this
                         Section 2.3(d); and

                  C = the aggregate number of Trizec Canada Exchanged Shares and Trizec Subco Exchanged Shares of all such TrizecHahn Shareholders, determined without reference to this Section 2.3(d); and

          (iv) the number of Trizec Subco Exchanged Shares of each TrizecHahn Shareholder (other than a Dissenting Shareholder) who is not a Canadian Resident, or Trizec Canada Exchanged Shares where such person has validly made a Tax Deferral Election, shall be the difference between (x) the number of such shares as determined without regard to this Section 2.3(d) and (y) the number by which the number of such TrizecHahn Shareholder's Trizec Properties Exchanged Shares is increased pursuant to Section 2.3(d)(iii).

2.4  Holdco Election

     (a) Persons resident in Canada for purposes of the Tax Act ("Holdco Shareholders") who are taxable Canadian corporations as defined in the Tax Act and who are shareholders of a corporation ("Holdco") which: (i) was incorporated under the OBCA or CBCA on or after April 1, 2002; (ii) has never had any assets other than TrizecHahn Shares; (iii) has no liabilities whatsoever; and (iv) on the Effective Date has, as its only issued and outstanding securities, a number of common shares of Holdco equal to the number of TrizecHahn Shares which are owned by such Holdco, may elect in respect of all the TrizecHahn Shares held by such Holdco (the "Holdco Election"), prior to the Holdco Election Deadline, to have all the issued and outstanding common shares of the Holdco treated as Trizec Canada Elected Shares or Trizec Subco Elected Shares and transferred to Trizec Canada or Trizec Subco in accordance herewith. For greater certainty, the consideration received for such Holdco Shares shall be identical to the consideration which such Holdco would have been entitled to receive if the TrizecHahn Shares held by such Holdco were acquired directly by Trizec Canada or Trizec Subco, as applicable, under the Plan of Arrangement.

     (b) Each Holdco Shareholder that has made the Holdco Election will be required to enter into a share purchase agreement (the "Holdco Agreement") with Trizec Canada and Trizec Subco providing for the acquisition by Trizec Canada and/or Trizec Subco of all the issued and outstanding Holdco Shares in accordance with Section 2.2 and containing such representations and warranties, terms and conditions and indemnities as Trizec Canada and Trizec Subco may reasonably request in connection therewith, including, without limitation, the representations and warranties, terms and conditions and indemnities set out in Appendix 1, and containing the requirement for the Holdco Shareholders to arrange for the provision of a legal opinion of such holders' legal counsel in a form satisfactory to Trizec Canada and Trizec Subco, acting reasonably, in connection with the purchase and sale of such Holdco Shares. Failure of any holder of TrizecHahn Shares to properly make a Holdco Election on or prior to the Holdco Election Deadline or failure of Holdco Shareholders to properly enter into a Holdco Agreement will disentitle such shareholders to the Holdco Election.

     (c) Any election under this Section 2.4 in respect of TrizecHahn SVS Shares shall be subject to pro ration as provided in Section 2.3.

2.5  Elections

     Each person who, at or prior to the Election Deadline, is a holder of record of TrizecHahn SVS will be entitled, with respect to all or a portion of such shares, to elect, at or prior to the Election Deadline, to exchange such shares for Trizec Properties Shares or Trizec Canada Shares, or a combination thereof, on the basis set forth herein and in the Share Election Form; Holdco Shareholders will be required in the Holdco Agreement to elect to exchange Holdco Shares for Trizec Canada Shares. If a holder of record of TrizecHahn Shares (other than a Dissenting Shareholder) fails to make a proper election in the Share Election Form, such holder shall be deemed to have elected to exchange their TrizecHahn Shares under the Arrangement with Trizec Subco in exchange for Trizec Canada Shares and each TrizecHahn Share of such holder shall be deemed to be a Trizec Subco Elected Share. An Eligible Shareholder may make a Tax Deferral Election in which event it will elect to exchange its TrizecHahn Shares or Holdco Shares with Trizec Canada. No TrizecHahn Shares or Holdco Shares of a person who is not an Eligible Shareholder will be Trizec Canada Exchanged Shares. Any election described in this Section 2.5 shall be subject to pro ration as provided in Section 2.3.

2.6  Fractional TrizecHahn Shares

     Each fraction of a TrizecHahn SVS that is equal to or greater than one half of a TrizecHahn SVS shall participate in the Arrangement as if it were a whole share and each fraction of a TrizecHahn SVS that is less than one half of a TrizecHahn SVS shall not participate in the Arrangement and shall be cancelled without payment of consideration in respect of such cancellation.

                                   ARTICLE 3
                                RIGHTS OF DISSENT

3.1  Rights of Dissent

     (a) TrizecHahn SVS Shareholders may exercise dissent rights pursuant to and in the manner set forth in Section 185 of the OBCA, as amended by this Section 3.1, in connection with the Arrangement.

     (b) A Dissenting Shareholder shall transfer its TrizecHahn SVS to Trizec Subco simultaneously with the Arrangement steps described in Section 2.2(a) and, as such, shall not be permitted to withdraw its notice of dissent after the Effective Time and the only right of a Dissenting Shareholder, as such, after the Effective Time shall be to be paid fair value for his TrizecHahn Shares. In no case shall any person be required to recognize such holders as holders of TrizecHahn Shares, Trizec Canada Shares or Trizec Properties Common Stock after the Effective Time and the names of such holders shall be deleted from the applicable register of TrizecHahn Shareholders at the Effective Time.

     (c) References to "the corporation" in sections 185(15) through 185(30) of the OBCA shall be construed as referring to Trizec Subco (with the exceptions that, for the purposes of section 185(15) the day the corporation received the notice referred to in subsection (10) shall be the day TrizecHahn received such notice and for the purposes of section 185(15)(a) the determination of fair value shall be made by the directors of Trizec Canada) and any TrizecHahn SVS held by Dissenting Shareholders in respect of which the Dissenting Shareholders dissent shall be acquired by, and shall be paid for by, Trizec Subco.

                                   ARTICLE 4
                                  CERTIFICATES

4.1  Issuance of Certificates

     At or promptly after the Effective Time, Trizec Canada or Trizec Subco, as applicable, shall deposit or cause to be deposited with the Depositary, for the benefit of the holders of TrizecHahn SVS (other than Dissenting Shareholders), certificates representing the Trizec Canada SVS, shares of Trizec Properties Common Stock (other than shares of Trizec Properties Common Stock represented by Exchange Certificates) and Exchange Certificates acquired by such holders pursuant to Section 2.2(a). Upon surrender to the Depositary for cancellation of a certificate that immediately prior to the Effective Time represented one or more TrizecHahn SVS that were exchanged under the Arrangement, together with such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificate under the OBCA and the by-laws of TrizecHahn and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefore, and the Depositary shall deliver to such holder, as applicable, certificate(s) representing that number of Trizec Canada SVS, shares of Trizec Properties Common Stock and/or Exchange Certificates, and/or a combination thereof, that such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to Section 4.2), and the surrendered certificate shall forthwith be cancelled. In the event of a transfer of ownership of TrizecHahn SVS that is not registered in the transfer records of TrizecHahn, certificate(s) representing the proper number of Trizec Canada SVS, shares of Trizec Properties Common Stock and/or Exchange Certificates, and/or a combination thereof may be issued to the transferee if the certificate representing such TrizecHahn SVS is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this Section 4.1, each certificate which immediately prior to the Effective Time represented TrizecHahn SVS (other than TrizecHahn SVS held by Dissenting Shareholders) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender (i) the certificate(s) representing Trizec Canada SVS, shares of Trizec Properties Common Stock and/or Exchange Certificates as contemplated by this Section 4.1, and (ii) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Trizec Canada SVS or shares of Trizec Properties Common Stock (including shares represented by Exchangeable Certificates) as contemplated by Section 4.2.

4.2  Distributions with Respect to Unsurrendered Certificates

     No dividends or other distributions declared or made after the Effective Time with respect to Trizec Canada SVS or shares of Trizec Properties Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate that immediately prior to the Effective Time represented outstanding TrizecHahn SVS that were acquired pursuant to Section 2.2(a) unless and until the holder of record of such certificate shall surrender such certificate in accordance with
Section 4.1. Subject to applicable law, there shall be paid to the record holder of the certificates representing Trizec Canada SVS or shares of Trizec Properties Common Stock (including shares represented by Exchange Certificates), as the case may be, without interest, (i) at the time of such surrender of any such certificate, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such Trizec Canada SVS or shares of Trizec Properties Common Stock (including shares represented by Exchange Certificates), as the case may be, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and with a payment date subsequent to surrender that is payable with respect to such Trizec Canada SVS or shares of Trizec Properties Common Stock (including shares represented by Exchange Certificates), as the case may be.

4.3  Lost Certificates

     In the event any certificate which immediately prior to the Effective Time represented one or more outstanding TrizecHahn SVS (other than TrizecHahn SVS held by Dissenting Shareholders) shall have been lost, stolen or destroyed, the Depositary will deliver in exchange for such lost, stolen or destroyed certificate, one or more certificates representing one or more of Trizec Canada SVS, shares of Trizec Properties Common Stock and/or Exchange Certificates (and any dividends or distributions with respect thereto) deliverable in accordance with such holder's Share Election Form and this Plan of Arrangement. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the person to whom certificates representing Trizec Canada SVS, shares of Trizec Properties Common Stock and/or Exchange Certificates are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to Trizec Canada, Trizec Subco, and/or the transfer agent and registrar, as the case may be, in such sum as Trizec Canada, Trizec Subco and/or the transfer agent and registrar may, acting reasonably, direct or otherwise indemnify Trizec Canada, Trizec Subco and/or the transfer agent and registrar, acting reasonably, against any claim that may be made against Trizec Canada, Trizec Subco and/or the transfer agent and registrar with respect to the certificate alleged to have been lost, stolen or destroyed.

4.4  Fractional Shares

     No certificates or scrip representing fractional Trizec Canada Shares, fractional shares of Trizec Properties Common Stock or fractional Exchange Certificates shall be issued upon the surrender for exchange of certificates pursuant to Section 4.1 and no dividend, stock split or other change in the capital structure of Trizec Canada or Trizec Properties shall relate to any such fractional security and such fractional interests shall not entitle the owner thereof to vote or to exercise any rights as a security holder of Trizec Canada or Trizec Properties. In lieu of such fractional securities:

     (a) each person otherwise entitled as a result of the Arrangement to a fractional interest in a Trizec Canada Share, the fractional amount of which is less than the fractional amount of a share of Trizec Properties Common Stock to which such person is entitled as a result of the Arrangement, shall receive, in respect of both such fractional interests, one whole share of Trizec Properties Common Stock; and

     (b) each person otherwise entitled as a result of the Arrangement to a fractional interest in a Trizec Canada Share, the fractional amount of which is at least equal to the fractional amount of a share of Trizec Properties Common Stock to which such person is entitled as a result of the Arrangement, shall receive, in respect of both such fractional interests, one whole Trizec Canada Share;

subject to adjustment in the discretion of Trizec Subco so that the total number of Trizec Properties Exchanged Shares equals the Available Number of Trizec Properties Shares.

                                   APPENDIX 1

                          PROVISIONS TO BE INCLUDED IN
                                HOLDCO AGREEMENT

     Each Holdco Agreement shall include the following representations and warranties, terms and conditions, and indemnities in favour of Trizec Canada and Trizec Subco:

I.   Representations and Warranties of the Holdco Shareholders

     Each of the Holdco Shareholders hereby represents and warrants to Trizec Canada and Trizec Subco as follows and hereby acknowledges and confirms that Trizec Canada and Trizec Subco are relying on such representations and warranties in connection with the purchase by Trizec Canada and/or Trizec Subco of the Holdco Shares:

     (a) the execution and delivery of this Holdco Agreement by the Holdco Shareholders and Holdco and the completion by the Holdco Shareholders and Holdco of the transactions contemplated hereby:

          (i) will not conflict with, result in the breach of or constitute a default under the articles, by-laws or resolutions of Holdco or any agreement, indenture, contract, lease, deed of trust, licence, option, instrument or other commitment, whether written or oral (a "Contract") to which the Holdco Shareholders or Holdco is a party; and

          (ii) do not and will not violate any provision of law or administrative regulation or any judicial or administrative award, judgment or decree binding upon the Holdco Shareholders or Holdco;

     (b) the TrizecHahn Shares which are owned by Holdco on the Effective Date have been held since April 1, 2002 by Holdco or by a Holdco Shareholder;

     (c) each of the Holdco Shareholders is a taxable Canadian corporation for the purposes of the Tax Act;

     (d)  Holdco is a resident of Canada for the purposes of the Tax Act;

     (e) this Holdco Agreement has been duly executed and delivered by each of the Holdco Shareholders and Holdco and is a valid and binding obligation of each of the Holdco Shareholders and Holdco enforceable against each of the Holdco Shareholders and Holdco in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights generally and provided that equitable remedies will only be awarded in the discretion of a court of competent jurisdiction;

     (f) all of the Holdco Shares are registered in the name of, and beneficially owned by, not more than five Holdco Shareholders free and clear of all liens, charges, encumbrances, claims and equities (collectively, "Liens");

     (g) no person has any Contract, warrant or option or any right capable of becoming a Contract, warrant or option for the purchase from any of the Holdco Shareholders of any of the Holdco Shares or from Holdco of any shares or other securities of Holdco or of any of the [insert number] TrizecHahn Shares held by Holdco (the "Subject Shares");

     (h) the Holdco Shares are validly issued and outstanding as fully paid and non-assessable shares in the capital of Holdco and are the only issued and outstanding shares in the capital of Holdco and, as of the Effective Date, the number of Holdco Shares outstanding is equal to the number of Subject Shares;

     (i) Holdco is a corporation duly incorporated under the OBCA or CBCA on or after April 1, 2002 and duly organized and validly existing under the laws of the Province of Ontario or the federal laws of Canada, as applicable;

     (j) Holdco is the beneficial and registered holder of the Subject Shares all of which are held by Holdco free and clear of all Liens;

     (k) Holdco does not own or hold and has never owned or held property or assets or any interests therein of any nature or kind whatsoever other than the Subject Shares and Holdco does not carry on, and has never carried on, an active business;

     (l) Holdco has no obligations, liabilities (whether actual or contingent) or indebtedness to any person, including without limitation any liabilities in respect of federal or provincial income, corporate, goods and services, capital, harmonized sales, sales, excise, employer health, surtaxes, education, social services, social security, employment insurance, health insurance, Canada, Quebec and other governmental pension plan premiums or contributions, land transfer or any other taxes, duties or imposts of any nature or kind whatsoever, or in respect of any judgments, orders, fines, interest, penalties, awards or decrees of any court, tribunal or governmental, administrative or regulatory department, commission, board, bureau, agency or instrumentality, domestic or foreign;

     (m) Holdco has no subsidiaries and is not bound by any Contract to acquire or lease in any manner any shares or assets of any nature or kind whatsoever;

     (n) Holdco does not have, and has never had, any employees and its directors and officers receive no remuneration or compensation from Holdco;

     (o) Holdco is not a party to any Contract of any nature or kind whatsoever except for the Contract with the Holdco Shareholder(s) pursuant to which Holdco acquired the Subject Shares (a true and complete copy of which has been provided to Trizec Canada and Trizec Subco);

     (p) there are no claims, investigations, actions, suits or proceedings pending or threatened against or affecting Holdco or the Holdco Shareholders, whether at law or in equity or before or by any federal, provincial, municipal or other governmental or administrative or regulatory department, commission, board, tribunal, bureau, agency or instrumentality, domestic or foreign, that would adversely affect in any manner the ability of Holdco and the Holdco Shareholders to enter into this Holdco Agreement and perform their obligations hereunder;

     (q) there are no claims, investigations, actions, suits or proceedings pending or threatened against or affecting Holdco, whether at law or in equity or before or by any federal, provincial, municipal or other governmental or administrative or regulatory department, commission, board, tribunal, bureau, agency or instrumentality, domestic or foreign;

     (r) Holdco is in full compliance with all laws, rules or regulations to which Holdco or the Subject Shares may be subject;

     (s) the books and records of Holdco fairly and correctly set out and disclose in all respects, in accordance with generally accepted accounting principles in Canada consistently applied, the financial position of Holdco as of the date hereof and all financial transactions of Holdco have been accurately recorded in such books and records; and

     (t) the corporate records and minute books of Holdco contain complete and accurate minutes of all meetings of the directors and shareholders of Holdco held since its incorporation and all such meetings were duly called and held and the share certificate books, register of shareholders, register of transfers and register of directors and officers of Holdco are complete and accurate.

II.  Covenants

     (a) Holdco Documents. The Holdco Shareholders and Holdco shall forthwith make available to Trizec Canada and Trizec Subco and their authorized representatives all minute books, share certificate books, share registers, books of account, accounting records, corporate documents and all other books or records, documents, information or data relating to Holdco (collectively the "Holdco Documents"). At the time of closing, all of the Holdco Documents shall be delivered to Trizec Canada and Trizec Subco by the Holdco Shareholders and Holdco.

     (b) No Share Issuances or Distributions. No Holdco Shareholder that is a corporation shall (i) issue any shares from and after the date hereof to and including the Effective Date in connection with any direct or indirect transfer of TrizecHahn Shares or (ii) declare or pay any dividends (other than stock dividends) or effect other redemptions or distributions at any time prior to the Effective Date.

     (c) Opinion. The Holdco Shareholders shall deliver to Trizec Canada and Trizec Subco a written legal opinion satisfactory to Trizec Canada and Trizec Subco in connection with the purchase and sale of the Holdco Shares.

III. Indemnification

(a) Obligations to Indemnify. Each of the Holdco Shareholders agrees to indemnify and save harmless Trizec Canada and Trizec Subco from all claims, demands, proceedings, losses, damages, liabilities, deficiencies, costs and expenses (including, without limitation, reasonable legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) (singly a "Loss" and collectively "Losses") suffered or incurred by Trizec Canada or Trizec Subco as a result of or arising directly or indirectly out of or in connection with any breach by the Holdco Shareholders or Holdco of any representation, warranty, obligation or covenant of the Holdco Shareholders or Holdco contained in this Holdco Agreement. Trizec Canada and Trizec Subco agree to indemnify and save harmless the Holdco Shareholders from all Losses suffered or incurred by them as a result of or arising directly or indirectly out of or in connection with any breach by Trizec Canada or Trizec Subco of any representation, warranty, obligation or covenant of Trizec Canada or Trizec Subco contained in this Holdco Agreement.

(b) Notice of Claim. In the event that a party (the "Indemnified Party") shall become aware of any claim, proceeding or other matter (a "Claim") in respect of which another party (the "Indemnifying Party") agreed to indemnify the Indemnified Party pursuant to this Holdco Agreement, the Indemnified Party shall promptly give written notice thereof to the Indemnifying Party. Such notice shall specify whether the Claim arises as a result of a claim by a person against the Indemnified Party (a "Third Party Claim") or whether the Claim does not so arise (a "Direct Claim"), and shall also specify with reasonable particularity (to the extent that the information is available) the factual basis for the Claim and the amount of the Claim, if known. If, through the fault of the Indemnified Party, the Indemnifying Party does not receive notice of any Claim in time to contest effectively the determination of any liability susceptible of being contested, the Indemnifying Party shall be entitled to set off against the amount claimed by the Indemnified Party the amount of any Losses incurred by the Indemnifying Party resulting directly from the Indemnified Party's failure to give such notice on a timely basis.

(c) Direct Claims. With respect to any Direct Claim, following receipt of notice from the Indemnified Party of the Claim, the Indemnifying Party shall have 60 days to make such investigation of the Claim as is considered necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Claim, together with all such other information as the Indemnifying Party may reasonably request. If both parties agree at or prior to the expiration of such 60-day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the Claim.

(d) Third Party Claims. With respect to any Third Party Claim, the Indemnified Party shall have the exclusive right, at the expense of the Indemnifying Party, to contest, settle or pay the amount claimed and to retain counsel and other experts or advisers selected by the Indemnified Party in its sole discretion in connection therewith; provided, however, that the Indemnified Party shall not settle any Third Party Claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. If the Indemnified Party elects to assume such control, the Indemnifying Party shall have the right, at its sole expense, to participate in the negotiation, settlement or defence of such Third Party Claim. If any Third Party Claim is of a nature such that the Indemnified Party is required by applicable law to make a payment to any person (a "Third Party") with respect to the Third Party Claim before the completion of settlement negotiations or related legal proceedings, the Indemnified Party may make such payment and the Indemnifying Party shall, forthwith after demand by the Indemnified Party, reimburse the Indemnified Party for such payment. If the amount of any liability of the Indemnified Party under the Third Party Claim in respect of which such payment was made, as finally determined, is less than the amount that was paid by the Indemnifying Party to the Indemnified Party, the Indemnified Party shall, forthwith after receipt of the difference from the Third Party, pay the amount of such difference to the Indemnifying Party.

(e) Payment and Cooperation. The Indemnifying Party shall pay to the Indemnified Party all amounts for which the Indemnifying Party is liable pursuant to this Section promptly after the Indemnified Party incurs the Loss in respect of which such liability arises. The Indemnified Party and the Indemnifying Party shall co-operate fully with each other with respect to Third Party Claims, and shall keep each other fully advised with respect thereto (including supplying copies of all relevant documentation promptly as it becomes available).

(f) Tax Effect. If any payment received by an Indemnified Party hereunder (an "Indemnity Payment") would constitute income for tax purposes to such Indemnified Party, the Indemnifying Party shall pay a Tax Gross Up to the Indemnified Party at the same time and on the same terms, as to interest and otherwise, as the Indemnity Payment. The amount of any Loss for which indemnification is provided shall be adjusted to take into account any tax benefit realized by the Indemnified Party or any of its affiliates by reason of the Loss for which indemnification is so provided or the circumstances giving rise to such Loss. For purposes of this paragraph (f), any tax benefit shall be taken into account at such time as it is received by the Indemnified Party or its affiliate. For purposes of this paragraph
     (f), "Tax Gross Up" shall mean, with respect to any Indemnity Payment, such additional amount (calculated in accordance with the Calculation Method) as is necessary to place the Indemnified Party in the same after tax position as it would have been in had such Indemnity Payment been received tax free; and "Calculation Method" with respect to the calculation of any Tax Gross Up on any Indemnity Payments shall mean that such Tax Gross Up shall be calculated by using the combined Canadian federal and Canadian provincial income tax rate applicable to the Indemnified Party and, except as provided in this paragraph (f), without regard to any losses, credits, refunds or deductions that the Indemnified Party may have which could affect the amount of tax payable on any such Indemnity Payment.